CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 22, 1996, included in and incorporated by reference in WICOR, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this registration statement.




                                 ARTHUR ANDERSEN LLP



   Milwaukee, Wisconsin
   September 27, 1996